UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2022

Summit Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36866	37-1979717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2882 Sand Hill Road, Suite 106, Menlo Park, CA		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617-514-7149

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	SMMT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 28, 2022, the Board unanimously approved (i) the election of Dr. Robert Booth, PhD as a director of Summit Therapeutics Inc. (the “Company”) and (ii) the appointment of Dr. Booth to serve on the Nominating and Corporate Governance Committee of the board of directors (the “Board”). Upon his appointment as a director, Dr. Booth received a grant of certain options to purchase shares of the Company’s common stock, and will be entitled to compensation, all in accordance with the Company’s existing non-employee director compensation policies. The Company and Dr. Booth have also entered into the Company’s standard form of indemnification agreement for the Company’s directors and officers.

Dr. Booth has spent more than 30 years in the biopharmaceutical industry, most recently as founder and chief executive officer of Virobay Inc. Additionally, he has served as operating partner and senior advisor at TPG Biotech. Prior to Virobay, Dr. Booth was the chief scientific officer at Celera Genomics, where he was responsible for all discovery and development activities. Dr. Booth conceived and initiated the BTK inhibitor program that was ultimately licensed to Pharmacyclics and from which Imbruvica was developed and approved. Dr. Booth served on the board of directors of Pharmacyclics until its acquisition by AbbVie. Prior to Celera, Dr. Booth was senior vice president for Roche in Palo Alto, California, where he was a member of the global research management team and the business development committee, which oversaw licensing opportunities. Dr. Booth received his BSc and PhD in biochemistry from the University of London. The Board has determined that Dr. Booth qualifies as an independent director under applicable Nasdaq listing rules.

Dr. Booth does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Additionally, effective September 28, 2022, Urte Gayko resigned from the Board of the Company in order to create a vacancy for Dr. Robert Booth, PhD and to focus on her full-time role as Head of Regulatory, Safety, and Quality for the Company. Ms. Gayko’s resignation from the Board was not due to any disagreement with the Company regarding the Company’s operations, policies or practices.

A copy of the press release related to the matters set forth herein is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated October 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT THERAPEUTICS INC.

Date: October 3, 2022	By:	/s/ Ankur Dhingra
Chief Financial Officer
(Principal Financial Officer)